SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                          -------------
                           FORM 8-K/A2
                          -------------


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         January 25, 1995
                (Date of earliest event reported)




                         ITT CORPORATION
       (Exact name of registrant as specified in its charter)




          Delaware
(State or other jurisdiction           1-5627                    13-5158950
 of incorporation)            (Commission File Number)     (I.R.S. Employer
                                                        Identification Number)


  1330 Avenue of the Americas, New York, New York                 10019-5490
     (Address of principal executive offices)                     (Zip Code)


             Registrant's telephone number, including area code:
                                (212) 258-1000




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS

The undersigned registrant hereby amends its Current Reports on Form 8-K dated February 6, 1995 and 8-K/A dated March 31, 1995 to include a Report of Independent Public Accountants.



(c)  Exhibits

Exhibit
Number                   Description                             Location
- -------                  -----------                             --------

  99        Report of Independent Public Accountants          Filed Herewith






                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ITT CORPORATION



                                   By /s/ Jon F. Danski
                                     ----------------------
                                         Jon F. Danski
                              Senior Vice President and Controller

Dated:  June 8, 1995



















                                                           EXHIBIT 99


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Directors of Caesars World, Inc.:


We have audited the accompanying consolidated balance sheets of Caesars World, Inc. (a Florida corporation) and subsidiaries as of July 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caesars World, Inc. and subsidiaries as of July 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.




                                          Arthur Andersen LLP



Los Angeles, California
August 23, 1994